Filed Pursuant to Rule 433
                                                         File No.: 333-138183-10

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       June 6, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR4
--------------------------------------------------------------------------------

                    SECURITIZED ASSET BACKED RECEIVABLES LLC
                              NEW ISSUE TERM SHEET
                           $849,044,000 (approximate)

--------------------------------------------------------------------------------

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       June 6, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR4
--------------------------------------------------------------------------------

                    SECURITIZED ASSET BACKED RECEIVABLES LLC

                              NEW ISSUE TERM SHEET

                           $849,044,000 (approximate)

--------------------------------------------------------------------------------

             Securitized Asset Backed Receivables LLC Trust 2007-BR4
                                     Issuer

                    Securitized Asset Backed Receivables LLC
                                    Depositor

                        New Century Mortgage Corporation
                                   Originator

                                 HomEq Servicing
                                    Servicer

               Mortgage Pass-Through Certificates, Series 2007-BR4

--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       June 6, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR4
--------------------------------------------------------------------------------

Transaction Summary

                                                                      Avg. Life to    Mod. Dur. to
          Expected          Expected Ratings               Interest   Call(2)(3)/    Call(2)(3)(4)/
Class   Amount ($)(1)   (S&P/Fitch/DBRS/Moody's)   Index     Type     Mty(yrs)(3)    Mty(yrs)(3)(4)
-----   -------------   ------------------------   -----   --------   ------------   --------------
 A-1       96,255,000       AAA/AAA/AAA/Aaa        ***Not Offered - 144A Private Placement***
A-2A      411,697,000       AAA/AAA/AAA/Aaa         1mL    Floating    1.00/1.00       0.96/0.96
A-2B      200,520,000       AAA/AAA/AAA/Aaa         1mL    Floating    3.00/3.10       2.69/2.75
A-2C       18,449,000       AAA/AAA/AAA/Aaa         1mL    Floating    6.28/11.02      5.23/8.04
 M-1       44,178,000     AA+/AA+/AA(high)/Aa1      1mL    Floating    5.26/5.77       4.48/4.80
 M-2       40,161,000     AA/AA+/AA (high)/Aa2      1mL    Floating    4.81/5.31       4.14/4.45
 M-3       25,101,000        AA-/AA/AA/Aa3          1mL    Floating    4.62/5.11       3.99/4.29
 M-4       22,089,000      A+/AA-/AA(low)/A1        1mL    Floating    4.53/5.00       3.90/4.20
 M-5       21,587,000       A /A+/A(high)/A2        1mL    Floating    4.46/4.92       3.83/4.11
 M-6       17,571,000          A-/A/A/A3            1mL    Floating    4.42/4.86       3.75/4.01
 B-1       17,069,000     BBB+/A-/A(low)/Baa1       1mL    Floating    4.38/4.80       3.67/3.91
 B-2       15,061,000   BBB/BBB+/BBB (high)/Baa2    1mL    Floating    4.36/4.74       3.59/3.81
 B-3       15,561,000      BBB-/BBB/BBB/Baa3        1mL    Floating    4.33/4.68       3.57/3.77
                                              Approximate Initial
                                                 Subordination
Class   Payment Window to Call(2)(3)/Mty(3)        Level(5)
-----   -----------------------------------   -------------------
 A-1
A-2A          06/07-04/09/06/07-04/09                       27.60%
A-2B          04/09-09/13/04/09-11/15                       27.60%
A-2C          09/13-09/13/11/15-06/22                       27.60%
 M-1          11/11-09/13/11/11-08/20                       23.20%
 M-2          05/11-09/13/05/11-02/20                       19.20%
 M-3          02/11-09/13/02/11-07/19                       16.70%
 M-4          01/11-09/13/01/11-02/19                       14.50%
 M-5          11/10-09/13/11/10-09/18                       12.35%
 M-6          10/10-09/13/10/10-04/18                       10.60%
 B-1          09/10-09/13/09/10-10/17                        8.90%
 B-2          08/10-09/13/08/10-04/17                        7.40%
 B-3          08/10-09/13/08/10-10/16                        5.85%

      (1)   Subject to a variance of plus or minus 5%.

      (2)   Assumes 10% optional clean-up call is exercised.

      (3) Based on 100% of the applicable prepayment assumption. See "Summary of Terms."

      (4)   Assumes pricing at par.

      (5)   Includes 5.85% overcollateralization.

The Class A-2A, Class A-2B, Class A-2C, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates are being offered pursuant to a prospectus supplemented by a prospectus supplement (together, the "Prospectus"). Complete information with respect to the Offered Certificates and the collateral securing them is contained in the Prospectus. The information herein is qualified in its entirety by the information appearing in the Prospectus. To the extent that the information herein is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered Certificates may not be consummated unless the purchaser has received the Prospectus.

PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

Summary of Terms

Issuer:                            Securitized Asset Backed Receivables LLC
                                   Trust 2007-BR4

Depositor:                         Securitized Asset Backed Receivables LLC

Originator:                        New Century Mortgage Corporation

Servicer:                          Barclays Capital Real Estate Inc. d/b/a HomEq
                                   Servicing

Trustee:                           Deutsche Bank National Trust Company

Provider of Representations and    Barclays Bank PLC
Warranties with Respect to the
Mortgage Loans:

Custodian:                         Deutsche Bank National Trust Company

Sole Manager:                      Barclays Capital Inc.

Rating Agencies:                   S&P/Moody's/Fitch/DBRS

Offered Certificates:              The Class A-2A, Class A-2B, Class A-2C, Class
                                   M-1, Class M-2, Class M-3, Class M-4, Class
                                   M-5, Class M-6, Class B-1, Class B-2 and
                                   Class B-3 certificates.

LIBOR Certificates:                The Class A-1 certificates and the Offered
                                   Certificates.

Expected Closing Date:             June 14, 2007

Delivery:                          DTC, Euroclear and Clearstream.


--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       June 6, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR4
--------------------------------------------------------------------------------

Summary of Terms (cont'd)

Distribution Dates:                The 25th of each month, or if such day is not
                                   a business day, on the next business day, beginning in June 2007.

Final Distribution Date:           The Distribution Date occurring in May 2037.

Due Period:                        With respect to any Distribution Date, the
                                   period commencing on the second day of the calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

Prepayment Period:                 With respect to any Distribution Date, either
                                   (i) the period commencing on the 16th day of the month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, commencing on the Cut-off Date) and ending on the 15th day of the month in which that Distribution Date occurs, with respect to any principal prepayments in full, or (ii) the calendar month prior to that Distribution Date, with respect to any partial principal prepayments.

Interest Accrual Period:           With respect to any Distribution Date, the
                                   period commencing on the immediately
                                   preceding Distribution Date (or, for the initial Distribution Date, the Closing Date) and ending on the day immediately preceding the current Distribution Date.

Accrued Interest:                  The price to be paid by investors for the
                                   Offered Certificates will not include accrued interest, and therefore will settle flat.

Interest Day Count:                Actual/360

Interest Payment Delay:            Zero days

Cut-off Date:                      May 1, 2007

Tax Status:                        The Offered Certificates will represent
                                   "regular interests" in a REMIC and, to a limited extent, interests in certain basis risk interest carryover payments, which will be treated for tax purposes as payments under notional principal contracts. The tax advice contained in this term sheet is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state, or local tax penalties. This advice is written in connection with the promotion or marketing by the Issuer and Depositor of the Offered Certificates. You should seek advice based on your particular circumstances from an independent tax advisor.

ERISA Eligibility:                 The Offered Certificates are expected to be
                                   ERISA eligible. Prospective purchasers should consult their own counsel.

SMMEA Eligibility:                 The Offered Certificates are not expected to
                                   constitute "mortgage related securities" for purposes of SMMEA.

Class A Certificates:              Collectively, the Class A-1 certificates and
                                   the Class A-2 Certificates.

Class A-2 Certificates:            Collectively, the Class A-2A, Class A-2B and
                                   Class A-2C certificates.

Class M Certificates:              Collectively, the Class M-1, Class M-2, Class
                                   M-3, Class M-4, Class M-5 and Class M-6
                                   certificates.

Class B Certificates:              Collectively, the Class B-1, Class B-2 and
                                   Class B-3 certificates.

--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       June 6, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR4
--------------------------------------------------------------------------------

Summary of Terms (cont'd)

Mortgage Loans:                    The mortgage loans to be included in the
                                   trust will be adjustable- and fixed-rate sub-prime mortgage loans secured by first-lien and/or second-lien mortgages or deeds of trust on residential real properties. All of the mortgage loans were purchased by an affiliate of the depositor from NC Capital Corporation, which in turn acquired them from New Century Mortgage
                                   Corporation. On the Closing Date, the trust will acquire the mortgage loans. The aggregate scheduled principal balance of the mortgage loans as of the Cut-off Date will be approximately $1,004,035,087. Approximately
                                   76.27% of the mortgage loans are
                                   adjustable-rate mortgage loans and
                                   approximately 23.73% are fixed-rate mortgage loans. The information regarding the mortgage loans set forth below that is based on the principal balance of the mortgage loans as of the Cut-off Date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the Cut-off
                                   Date and no delinquencies, defaults or
                                   prepayments, with the exception of
                                   approximately 0.55% of the expected aggregate scheduled principal balance of the mortgage loans on the Closing Date that are expected to be 30-59 days delinquent as of the Cut-off
                                   Date. See the attached collateral
                                   descriptions for additional information on the initial mortgage loans as of the Cut-off
                                   Date.

Group I Mortgage Loans:            As of the Cut-off Date, approximately $132.9
                                   million of mortgage loans that have original principal balances that conform to the original principal balance limits for one- to four- family residential mortgage loan guidelines for purchase adopted by Freddie
                                   Mac and Fannie Mae.

Group II Mortgage Loans:           As of the Cut-off Date, approximately $871.1
                                   million of mortgage loans that may or may not have original principal balances that conform to the original principal balance limits for one- to four- family residential mortgage loan guidelines for purchase adopted by Freddie Mac and Fannie Mae.

Monthly Servicer Advances:         The Servicer will be obligated to advance its
                                   own funds in an amount equal to the aggregate of all payments of principal and interest
                                   (net of servicing fees), as applicable, that were due during the related Due Period on the mortgage loans and not received by the related determination date. Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds, liquidation proceeds or subsequent recoveries.

Expense Fee Rate:                  The Expense Fee Rate with respect to each
                                   mortgage loan will be a per annum rate equal to the sum of the Servicing Fee Rate and the trustee fee rate.

Servicing Fee Rate:                The Servicing Fee Rate with respect to each
                                   mortgage loan will be 0.50% per annum.

--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       June 6, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR4
--------------------------------------------------------------------------------

Summary of Terms (cont'd)

Pricing Prepayment Speed:          Fixed Rate Mortgage Loans: CPR starting at
                                   4.6% CPR in month 1 and increasing to 23% CPR in month 12 (18.4%/11 increase for each month), and remaining at 23% CPR thereafter.

                                   Adjustable Rate Mortgage: CPR starting at approximately 2% CPR in month 1 and increasing to 30% CPR in month 12 (28%/11 increase, rounded to the nearest hundredth of a percentage, for each month), remaining at 30% CPR in months 13 through month 22, 50% CPR in month 23 and remaining at 50% CPR through month 27, 35% CPR in month 28 and remaining at 35% CPR thereafter.

Credit Enhancement:                The credit enhancement provided for the
                                   benefit of the holders of the certificates consists solely of: (a) the use of excess interest to cover losses on the mortgage loans and as a distribution of principal to maintain overcollateralization; (b) the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates; and (c) the allocation of losses to the most subordinate classes of certificates.

Senior Enhancement Percentage:     For any Distribution Date, the percentage
                                   obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Class M and Class B Certificates and (ii) the
                                   Subordinated Amount (in each case after
                                   taking into account the distributions of the related Principal Distribution Amount for that Distribution Date) by (y) the aggregate
                                   Stated Principal Balance of the mortgage loans for that Distribution Date.

Stepdown Date:                     The later to occur of:

                                   (i)   the earlier to occur of:

                                         (a)   the Distribution Date in June
                                               2010 and

                                         (b)   the Distribution Date immediately
                                               following the Distribution Date
                                               on which the aggregate Class
                                               Certificate Balances of the Class
                                               A Certificates have been reduced
                                               to zero; and

                                   (ii)  the first Distribution Date on which
                                         the Senior Enhancement Percentage
                                         (calculated for this purpose only after
                                         taking into account payments of
                                         principal applied to reduce the Stated
                                         Principal Balance of the mortgage loans
                                         for that Distribution Date but prior to
                                         any applications of Principal
                                         Distribution Amount to the
                                         certificates) is greater than or equal
                                         to the Specified Senior Enhancement
                                         Percentage (approximately 55.20%).

Trigger Event:                     Either a Cumulative Loss Trigger Event or a
                                   Delinquency Trigger Event.

Delinquency Trigger Event:         With respect to any Distribution Date, the
                                   circumstances in which the quotient
                                   (expressed as a percentage) of (x) the
                                   rolling three-month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more delinquent
                                   (including mortgage loans in foreclosure, mortgage loans related to REO property, mortgage loans where the mortgagor has filed for bankruptcy and mortgage loans modified within 12 months of such distribution date) and (y) the aggregate unpaid principal balance of the mortgage loans as of the last day of the related Due Period, equals or exceeds 26.55% of the prior period's Senior
                                   Enhancement Percentage.

--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       June 6, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR4
--------------------------------------------------------------------------------

Summary of Terms (cont'd)

Cumulative Loss Trigger Event:     With respect to any Distribution Date
                                   beginning with June 2009, the circumstances in which the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Due
                                   Period divided by the aggregate Stated
                                   Principal Balance of the mortgage loans as of the Cut-off Date exceeds the applicable percentages (described below) with respect to such Distribution Date.

                                 Distribution Date Occurring in      Loss Percentage
                                 June 2009 through May 2010          2.150% for the first month, plus an additional 1/12th
                                                                     of 2.600% for each month thereafter

                                 June 2010 through May 2011          4.750% for the first month, plus an additional 1/12th
                                                                     of 2.700% for each month thereafter

                                 June 2011 through May 2012          7.450% for the first month, plus an additional 1/12th
                                                                     of 2.150% for each month thereafter

                                 June 2012 through May 2013          9.600% for the first month, plus an additional 1/12th
                                                                     of 1.200% for each month thereafter

                                 June 2013 through May 2014          10.800% for the first month, plus an additional 1/12th
                                                                     of 0.050% for each month thereafter

                                 June 2014 and thereafter            10.850%

Optional Clean-up Call:            The Servicer may, at its option, purchase the
                                   mortgage loans and REO properties and
                                   terminate the trust on any Distribution Date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related due period, is equal to or less than 10% of the aggregate Stated Principal
                                   Balance of the mortgage loans as of the
                                   Cut-off Date.

Swap and Interest Rate Cap         Barclays Bank PLC, as Swap and Interest Rate
Provider:                          Cap Provider, is a public limited company
                                   registered in England and Wales. Barclays
                                   Bank PLC engages in a diverse banking and investment banking business and regularly engages in derivatives transactions in a variety of markets. As of the date hereof, Barclays Bank PLC is rated AA+ by Fitch, AA by S&P and Aa1 by Moody's.

--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       June 6, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR4
--------------------------------------------------------------------------------

Summary of Terms (cont'd)

Interest Rate Swap Agreement:      On the Closing Date,  the Trust will enter
                                   into a Swap Agreement with an initial
                                   notional amount of approximately
                                   $936,911,815. Under the Swap Agreement, the
                                   Trust will be obligated to pay on each
                                   Distribution Date an amount which will range from [4.9381]% to [5.2600]% per annum on the notional amount set forth on the attached
                                   Swap Agreement schedule on a 30/360 basis
                                   (for the first period, 11 days) and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement based on an actual/360 basis from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party ("Net Swap
                                   Payment").

                                   Generally, the Net Swap Payment will be
                                   deposited into a supplemental interest
                                   account (the "Supplemental Interest Account") by the Trustee pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Supplemental Interest Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

                                   Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the "Swap Termination Payment") to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.

Interest Rate Cap Agreement:       On the Closing Date, the Trust will enter
                                   into an Interest Rate Cap Agreement with an initial notional amount of $0. Under the Interest Rate Cap Agreement, the Interest
                                   Rate Cap Provider will be obligated to pay, on each distribution date, to the Trustee an amount equal to the product of (a) the excess, if any, of (i) the then current one-month LIBOR rate over (ii) [5.37]% per annum and (b) an amount equal to the lesser of (x) the cap notional amount set forth on the attached Interest Rate Cap Agreement
                                   Schedule and (y) the excess, if any, of (A) the aggregate Class Certificate Balance of the Class A, M and B Certificates (prior to taking into account any distributions on such distribution date) over (B) the then current notional amount set forth on the attached
                                   Swap Agreement Schedule, based on an
                                   "actual/360" basis until the Interest Rate
                                   Cap Agreement is terminated.

                                   Generally, the cap payments will be deposited into the Supplemental Interest Account by the Trustee pursuant to the pooling and servicing agreement and amounts on deposit in the Supplemental Interest Account will be distributed in accordance with the terms set forth in the pooling and servicing agreement.

--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       June 6, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR4
--------------------------------------------------------------------------------

Summary of Terms (cont'd)

Credit Enhancement
Percentage:

              Initial Subordination Level     After Stepdown Subordination Level
                   Class A    27.60%                  Class A    55.20%
                  Class M-1   23.20%                 Class M-1   46.40%
                  Class M-2   19.20%                 Class M-2   38.40%
                  Class M-3   16.70%                 Class M-3   33.40%
                  Class M-4   14.50%                 Class M-4   29.00%
                  Class M-5   12.35%                 Class M-5   24.70%
                  Class M-6   10.60%                 Class M-6   21.20%
                  Class B-1    8.90%                 Class B-1   17.80%
                  Class B-2    7.40%                 Class B-2   14.80%
                  Class B-3    5.85%                 Class B-3   11.70%

Step-up Coupons:                   For all LIBOR Certificates the interest rate
                                   will increase on the Distribution Date
                                   following the first possible Optional
                                   Clean-up Call date, should the call not be exercised. At that time, the Class A fixed margins will be 2x their respective initial fixed margins and the Class M and Class B fixed margins will be 1.5x their respective initial fixed margins.

Class A-1 Pass-Through Rate:       The Class A-1 certificates will accrue
                                   interest at a per annum rate equal to the lesser of:

                                   (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                         after the first Distribution Date on
                                         which the Optional Clean-up Call is
                                         exercisable) and

                                   (ii)  the Group I Loan Cap.

Class A-2A Pass-Through Rate:      The Class A-2A certificates will accrue
                                   interest at a per annum rate equal to the lesser of:

                                   (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                         after the first Distribution Date on
                                         which the Optional Clean-up Call is
                                         exercisable) and

                                   (ii)  the Group II Loan Cap.

Class A-2B Pass-Through Rate:      The Class A-2B certificates will accrue
                                   interest at a per annum rate equal to the lesser of:

                                   (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                         after the first Distribution Date on
                                         which the Optional Clean-up Call is
                                         exercisable) and

                                   (ii)  the Group II Loan Cap.

--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       June 6, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR4
--------------------------------------------------------------------------------

Summary of Terms (cont'd)

Class A-2C Pass-Through Rate:      The Class A-2C certificates will accrue
                                   interest at a per annum rate equal to the lesser of:

                                   (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                         after the first Distribution Date on
                                         which the Optional Clean-up Call is
                                         exercisable) and

                                   (ii)  the Group II Loan Cap.

Class M-1 Pass-Through Rate:       The Class M-1 certificates will accrue
                                   interest at a per annum rate equal to the lesser of:

                                   (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                         after the first Distribution Date on
                                         which the Optional Clean-up Call is
                                         exercisable) and

                                   (ii)  the Pool Cap.

Class M-2 Pass-Through Rate:       The Class M-2 certificates will accrue
                                   interest at a per annum rate equal to the lesser of:

                                   (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                         after the first Distribution Date on
                                         which the Optional Clean-up Call is
                                         exercisable and

                                   (ii)  the Pool Cap.

Class M-3 Pass-Through Rate:       The Class M-3 certificates will accrue
                                   interest at a per annum rate equal to the lesser of:

                                   (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                         after the first Distribution Date on
                                         which the Optional Clean-up Call is
                                         exercisable) and

                                   (ii)  the Pool Cap.

Class M-4 Pass-Through Rate:       The Class M-4 certificates will accrue
                                   interest at a per annum rate equal to the lesser of:

                                   (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                         after the first Distribution Date on
                                         which the Optional Clean-up Call is
                                         exercisable) and

                                   (ii)  the Pool Cap.

Class M-5 Pass-Through Rate:       The Class M-5 certificates will accrue
                                   interest at a per annum rate equal to the lesser of:

                                   (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                         after the first Distribution Date on
                                         which the Optional Clean-up Call is
                                         exercisable) and

                                   (ii)  the Pool Cap.

Class M-6 Pass-Through Rate:       The Class M-6 certificates will accrue
                                   interest at a per annum rate equal to the lesser of:

                                   (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                         after the first Distribution Date on
                                         which the Optional Clean-up Call is
                                         exercisable) and

                                   (ii)  the Pool Cap.

Class B-1 Pass-Through Rate:       The Class B-1 certificates will accrue
                                   interest at a per annum rate equal to the lesser of:

                                   (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                         after the first Distribution Date on
                                         which the Optional Clean-up Call is
                                         exercisable) and

                                   (ii)  the Pool Cap.

Class B-2 Pass-Through Rate:       The Class B-2 certificates will accrue
                                   interest at a per annum rate equal to the lesser of:

                                   (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                         after the first Distribution Date on
                                         which the Optional Clean-up Call is
                                         exercisable) and

                                   (ii)  the Pool Cap.

Class B-3 Pass-Through Rate:       The Class B-3 certificates will accrue
                                   interest at a per annum rate equal to the lesser of:

                                   (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                         after the first Distribution Date on
                                         which the Optional Clean-up Call is
                                         exercisable) and

                                   (ii)  the Pool Cap.

--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       June 6, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR4
--------------------------------------------------------------------------------

Summary of Terms (cont'd)

Group I Loan Cap:                  Product of:

                                   (i)   (a) the weighted average of the
                                         mortgage rates for the Group I Mortgage
                                         Loans (in each case, less the
                                         applicable Expense Fee Rate) then in
                                         effect on the beginning of the related
                                         Due Period, minus (b) the product of
                                         (x) the Net Swap Payment plus any Swap
                                         Termination Payment (other than a
                                         Defaulted Swap Termination Payment)
                                         made to the Swap Provider from
                                         Available Funds, if any, expressed as a
                                         percentage, equal to a fraction, the
                                         numerator of which is equal to the Net
                                         Swap Payment plus any Swap Termination
                                         Payment (other than a Defaulted Swap
                                         Termination Payment) made to the Swap
                                         Provider from Available Funds and the
                                         denominator of which is equal to the
                                         aggregate principal balance of the
                                         Mortgage Loans (the "Net Swap Payment
                                         Rate") and (y) 12; and

                                   (ii)  a fraction, the numerator of which is
                                         30 and the denominator of which is the
                                         actual number of days in the related
                                         Interest Accrual Period.

Group II Loan Cap:                 Product of:

                                   (i)   (a) the weighted average of the
                                         mortgage rates for the Group II
                                         Mortgage Loans (in each case, less the
                                         applicable Expense Fee Rate) then in
                                         effect on the beginning of the related
                                         Due Period, minus (b) the product of
                                         (x) the Net Swap Payment plus any Swap
                                         Termination Payment (other than a
                                         Defaulted Swap Termination Payment)
                                         made to the Swap Provider from
                                         Available Funds, if any, expressed as a
                                         percentage, equal to a fraction, the
                                         numerator of which is equal to the Net
                                         Swap Payment plus any Swap Termination
                                         Payment (other than a Defaulted Swap
                                         Termination Payment) made to the Swap
                                         Provider from Available Funds and the
                                         denominator of which is equal to the
                                         aggregate principal balance of the
                                         Mortgage Loans (the "Net Swap Payment
                                         Rate") and (y) 12; and

                                   (ii)  a fraction, the numerator of which is
                                         30 and the denominator of which is the
                                         actual number of days in the related
                                         Interest Accrual Period.

Pool Cap:                          The weighted average of (a) Group I Loan Cap
                                   and (b) Group II Loan Cap weighted on the basis of the related Group Subordinate
                                   Amount.

Group Subordinate Amount:          For any Distribution Date,

                                   (i) for the Group I Mortgage Loans, will be equal to the excess of the aggregate principal balance of the Group I Mortgage Loans as of the beginning of the related Due Period over the Class Certificate Balance of the Class A-1 certificates immediately prior to such Distribution Date and

                                   (ii)  for the Group II Mortgage Loans, will
                                         be equal to the excess of the aggregate
                                         principal balance of the Group II
                                         Mortgage Loans as of the beginning of
                                         the related Due Period over the Class
                                         Certificate Balance of the Class A-2
                                         Certificates immediately prior to such
                                         Distribution Date.

--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       June 6, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR4
--------------------------------------------------------------------------------

Summary of Terms (cont'd)

Basis Risk Carry Forward Amount:   On any Distribution Date and for any class of
                                   LIBOR Certificates is the sum of:

                                   (x)   the excess of:

                                         (i)   the amount of interest that class
                                               of certificates would have been
                                               entitled to receive on that
                                               Distribution Date had the
                                               Pass-Through Rate not been
                                               subject to the Group I Loan Cap,
                                               the Group II Loan Cap or the Pool
                                               Cap, as applicable, over

                                         (ii)  the amount of interest that class
                                               of certificates are entitled to
                                               receive on that Distribution Date
                                               based on the Group I Loan Cap,
                                               the Group II Loan Cap or the Pool
                                               Cap, as applicable, and

                                   (y)   the unpaid portion of any such excess
                                         described in clause (x) from prior
                                         Distribution Dates (and related accrued
                                         interest at the then applicable
                                         Pass-Through Rate on that class of
                                         certificates, without giving effect to
                                         the Group I Loan Cap, the Group II Loan
                                         Cap or the Pool Cap, as applicable).

Interest Distributions on the      On each Distribution  Date,  distributions
LIBOR Certificates:                from available funds will be allocated as
                                   follows:

                                         (i)   to the Supplemental Interest
                                               Account, net swap payments and
                                               certain swap termination payments
                                               owed to the Swap Provider, if
                                               any;

                                         (ii)  from the Interest Remittance
                                               Amount attributable to the Group
                                               I Mortgage Loans according to the
                                               related Accrued Certificate
                                               Interest and any unpaid interest
                                               shortfall amounts for such class,
                                               as applicable, first, to the
                                               Class A-1 certificates and
                                               second, to the Class A-2
                                               Certificates to the extent unpaid
                                               in (iii) below;

                                         (iii) from the Interest Remittance
                                               Amount attributable to the Group
                                               II Mortgage Loans according to
                                               the related Accrued Certificate
                                               Interest and any unpaid interest
                                               shortfall amounts for such class,
                                               as applicable, first, to the
                                               Class A-2 Certificates and
                                               second, to the Class A-1
                                               certificates to the extent unpaid
                                               in (ii) above;

                                         (iv)  from any remaining Interest
                                               Remittance Amounts to the Class
                                               M-1 certificates, their Accrued
                                               Certificate Interest;

                                         (v)   from any remaining Interest
                                               Remittance Amounts to the Class
                                               M-2 certificates, their Accrued
                                               Certificate Interest;

                                         (vi)  from any remaining Interest
                                               Remittance Amounts to the Class
                                               M-3 certificates, their Accrued
                                               Certificate Interest;

                                         (vii) from any remaining Interest
                                               Remittance Amounts to the Class
                                               M-4 certificates, their Accrued
                                               Certificate Interest;

                                         (viii) from any remaining Interest
                                               Remittance Amounts to the Class
                                               M-5 certificates, their Accrued
                                               Certificate Interest;

                                         (ix)  from any remaining Interest
                                               Remittance Amounts to the Class
                                               M-6 certificates, their Accrued
                                               Certificate Interest;

                                         (x)   from any remaining Interest
                                               Remittance Amounts to the Class
                                               B-1 certificates, their Accrued
                                               Certificate Interest;

                                         (xi)  from any remaining Interest
                                               Remittance Amounts to the Class
                                               B-2 certificates, their Accrued
                                               Certificate Interest; and

                                         (xii) from any remaining Interest
                                               Remittance Amounts to the Class
                                               B-3 certificates, their Accrued
                                               Certificate Interest.

--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       June 6, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR4
--------------------------------------------------------------------------------

Summary of Terms (cont'd)

Principal Distribution on the      On each Distribution Date (a) prior to the
LIBOR Certificates:                Stepdown Date or (b) on which a Trigger Event
                                   is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                                   (i)   to the Class A Certificates, allocated
                                         between the Class A Certificates as
                                         described below, until their Class
                                         Certificate Balances have been reduced
                                         to zero;

                                   (ii)  to the Class M-1 certificates, until
                                         their Class Certificate Balance has
                                         been reduced to zero;

                                   (iii) to the Class M-2 certificates, until
                                         their Class Certificate Balance has
                                         been reduced to zero;

                                   (iv)  to the Class M-3 certificates, until
                                         their Class Certificate Balance has
                                         been reduced to zero;

                                   (v)   to the Class M-4 certificates, until
                                         their Class Certificate Balance has
                                         been reduced to zero;

                                   (vi)  to the Class M-5 certificates, until
                                         their Class Certificate Balance has
                                         been reduced to zero;

                                   (vii) to the Class M-6 certificates, until
                                         their Class Certificate Balance has
                                         been reduced to zero;

                                   (viii) to the Class B-1 certificates, until
                                         their Class Certificate Balance has
                                         been reduced to zero;

                                   (ix)  to the Class B-2 certificates, until
                                         their Class Certificate Balance has
                                         been reduced to zero; and

                                   (x)   to the Class B-3 certificates, until
                                         their Class Certificate Balance has
                                         been reduced to zero.

                                   On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated as follows:

                                   (i) to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, allocated between the Class A Certificates as described below, until their Class Certificate Balances have been reduced to zero;

                                   (ii)  to the Class M-1 certificates, the
                                         lesser of the remaining Principal
                                         Distribution Amount and the Class M-1
                                         Principal Distribution Amount, until
                                         their Class Certificate Balance has
                                         been reduced to zero;

                                   (iii) to the Class M-2 certificates, the
                                         lesser of the remaining Principal
                                         Distribution Amount and the Class M-2
                                         Principal Distribution Amount, until
                                         their Class Certificate Balance has
                                         been reduced to zero;

                                   (iv)  to the Class M-3 certificates, the
                                         lesser of the remaining Principal
                                         Distribution Amount and the Class M-3
                                         Principal Distribution Amount, until
                                         their Class Certificate Balance has
                                         been reduced to zero;

                                   (v)   to the Class M-4 certificates, the
                                         lesser of the remaining Principal
                                         Distribution Amount and the Class M-4
                                         Principal Distribution Amount, until
                                         their Class Certificate Balance has
                                         been reduced to zero;

                                   (vi)  to the Class M-5 certificates, the
                                         lesser of the remaining Principal
                                         Distribution Amount and the Class M-5
                                         Principal Distribution Amount, until
                                         their Class Certificate Balance has
                                         been reduced to zero;

                                   (vii) to the Class M-6 certificates, the
                                         lesser of the remaining Principal
                                         Distribution Amount and the Class M-6
                                         Principal Distribution Amount, until
                                         their Class Certificate Balance has
                                         been reduced to zero;

                                   (viii) to the Class B-1 certificates, the
                                         lesser of the remaining Principal
                                         Distribution Amount and the Class B-1
                                         Principal Distribution Amount, until
                                         their Class Certificate Balance has
                                         been reduced to zero;

                                   (ix)  to the Class B-2 certificates, the
                                         lesser of the remaining Principal
                                         Distribution Amount and the Class B-2
                                         Principal Distribution Amount, until
                                         their Class Certificate Balance has
                                         been reduced to zero; and

                                   (x)   to the Class B-3 certificates, the
                                         lesser of the remaining Principal
                                         Distribution Amount and the Class B-3
                                         Principal Distribution Amount, until
                                         their Class Certificate Balance has
                                         been reduced to zero.

--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       June 6, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR4
--------------------------------------------------------------------------------

Summary of Terms (cont'd)

Allocation of Principal            All principal distributions to the holders of
Payments to Class A                the Class A  Certificates  on
Certificates:                      any Distribution Date will be allocated
                                   concurrently between the Class
                                   A-1certificates and the Class A-2
                                   Certificates, based on the Class A Principal
                                   Allocation Percentage for the Class A-1
                                   certificates and the Class A-2 Certificates, as applicable. However, if the Class
                                   Certificate Balances of the Class A
                                   Certificates in any Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the holders of the Class A
                                   Certificates in the other Class A Certificate
                                   Group, pro rata, on the remaining outstanding balances, in accordance with the principal distribution allocations described herein, until their Class Certificate Balances have been reduced to zero. Any payments of principal to the Class A-1 certificates will be made first from payments relating to the Group I Mortgage Loans, and any payments of principal to the Class A-2 Certificates will be made first from payments relating to the Group II Mortgage Loans.

                                   Except as described below, any principal distributions allocated to the Class A-2 Certificates are required to be distributed sequentially first, to the Class A-2A certificates, second, to the Class A-2B certificates and third, to the Class A-2C certificates, in each case, until their Class Certificate Balance has been reduced to zero.

                                   Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Class A-2 Certificates will be distributed pro rata among the Class A-2A, Class A-2B and Class A-2C certificates in proportion to their respective Class Certificate Balances until their Class Certificate Balance has been reduced to zero.

--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       June 6, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR4
--------------------------------------------------------------------------------

Summary of Terms (cont'd)

Allocation of Net Monthly          For any Distribution Date, any Net
Excess Cash Flow:                  Monthly Excess Cash Flow shall be paid as
                                   follows:

                                   (a)   to the holders of the Class M-1
                                         certificates, any Unpaid Interest
                                         Amount;

                                   (b)   to the holders of the Class M-1
                                         certificates, any Unpaid Realized Loss
                                         Amount;

                                   (c)   to the holders of the Class M-2
                                         certificates, any Unpaid Interest
                                         Amount;

                                   (d)   to the holders of the Class M-2
                                         certificates, any Unpaid Realized Loss
                                         Amount;

                                   (e)   to the holders of the Class M-3
                                         certificates, any Unpaid Interest
                                         Amount;

                                   (f)   to the holders of the Class M-3
                                         certificates, any Unpaid Realized Loss
                                         Amount;

                                   (g)   to the holders of the Class M-4
                                         certificates, any Unpaid Interest
                                         Amount;

                                   (h)   to the holders of the Class M-4
                                         certificates, any Unpaid Realized Loss
                                         Amount;

                                   (i)   to the holders of the Class M-5
                                         certificates, any Unpaid Interest
                                         Amount;

                                   (j)   to the holders of the Class M-5
                                         certificates, any Unpaid Realized Loss
                                         Amount;

                                   (k)   to the holders of the Class M-6
                                         certificates, any Unpaid Interest
                                         Amount;

                                   (l)   to the holders of the Class M-6
                                         certificates, any Unpaid Realized Loss
                                         Amount;

                                   (m)   to the holders of the Class B-1
                                         certificates, any Unpaid Interest
                                         Amount;

                                   (n)   to the holders of the Class B-1
                                         certificates, any Unpaid Realized Loss
                                         Amount;

                                   (o)   to the holders of the Class B-2
                                         certificates, any Unpaid Interest
                                         Amount;

                                   (p)   to the holders of the Class B-2
                                         certificates, any Unpaid Realized Loss
                                         Amount;

                                   (q)   to the holders of the Class B-3
                                         certificates, any Unpaid Interest
                                         Amount;

                                   (r)   to the holders of the Class B-3
                                         certificates, any Unpaid Realized Loss
                                         Amount;

                                   (s) to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that Distribution Date;

                                   (t)   from funds on deposit in the Excess
                                         Reserve Fund Account with respect to
                                         that Distribution Date, an amount equal
                                         to any unpaid Basis Risk Carry Forward
                                         Amount with respect to the LIBOR
                                         Certificates for that Distribution Date
                                         to the LIBOR Certificates in the same
                                         order and priority in which Accrued
                                         Certificate Interest is allocated among
                                         those classes of certificates except
                                         that the Class A Certificates will be
                                         paid (a) first, pro rata, based upon
                                         their respective Class Certificate
                                         Balances only with respect to those
                                         Class A Certificates with an
                                         outstanding Basis Risk Carry Forward
                                         Amount and (b) second, pro rata based
                                         on any outstanding Basis Risk Carry
                                         Forward Amount remaining unpaid;

                                   (u)   to the Class X certificates, those
                                         amounts as described in the pooling and
                                         servicing agreement;

                                   (v)   to the holders of the Class R
                                         certificates, any remaining amount;

                                   (w)   to the extent not paid from available
                                         funds, from the Supplemental Interest
                                         Account, to pay any unpaid interest on
                                         the Class A Certificates, pro rata,
                                         including any accrued and unpaid
                                         interest from prior Distribution Dates,
                                         then to pay any unpaid interest
                                         including any accrued and unpaid
                                         interest from prior Distribution Dates
                                         to the Class M Certificates
                                         sequentially, and then to pay any
                                         unpaid interest including any accrued
                                         and unpaid interest from prior
                                         Distribution Dates to the Class B
                                         Certificates sequentially;

                                   (x)   to the extent not paid from available
                                         funds, from the Supplemental Interest
                                         Account, to pay Basis Risk Carry
                                         Forward Amounts on the Class A, Class M
                                         and Class B Certificates remaining
                                         unpaid in the same order of priority as
                                         described in (t) above;

--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       June 6, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR4
--------------------------------------------------------------------------------

Summary of Terms (cont'd)

Allocation of Net Monthly          (y)   to the extent not paid from available
Excess Cash Flow (cont'd):               funds, from the Supplemental Interest
                                         Account, to pay any principal on the
                                         Class A Certificates, on the Class M
                                         Certificates and on the Class B
                                         Certificates, in accordance with the
                                         principal payment provisions described
                                         above (under "Principal Distributions
                                         on the LIBOR Certificates") in an
                                         amount necessary to restore the
                                         applicable Specified Subordinated
                                         Amount as a result of current or prior
                                         realized losses not previously
                                         reimbursed;

                                   (z)   to the extent not paid from available
                                         funds, from the Supplemental Interest
                                         Account, to pay any Unpaid Realized
                                         Loss Amounts remaining on the Class M
                                         Certificates and Class B Certificates,
                                         sequentially; and

                                   (aa) from the Supplemental Interest Account, any remaining amounts to be distributed to the Class X certificates in accordance with the pooling and servicing agreement.

Interest Remittance Amount:        With respect to any Distribution Date and the
                                   mortgage loans in a loan group, that portion of available funds attributable to interest relating to the mortgage loans in that mortgage loan group after taking into account any payments made to the Swap Provider.

Accrued Certificate Interest:      For each class of LIBOR Certificates on any
                                   Distribution Date, the amount of interest accrued during the related Interest Accrual
                                   Period on the related Class Certificate
                                   Balance immediately prior to such
                                   Distribution Date at the related Pass-Through
                                   Rate, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statute.

Principal Distribution Amount:     For each Distribution Date will equal the sum
                                   of (i) the Basic Principal Distribution
                                   Amount for that Distribution Date and (ii) the Extra Principal Distribution Amount for that Distribution Date.

Basic Principal Distribution       With respect to any Distribution Date, the
Amount:                            excess of (i) the aggregate Principal
                                   Remittance Amount for that Distribution Date over (ii) the Excess Subordinated Amount, if any, for that Distribution Date.


Net Monthly Excess Cash Flow:      Available funds remaining after the amount
                                   necessary to make all payments of interest and principal to the LIBOR certificates and after taking into account any payments made to the Swap Provider, as described under "Interest Distributions on the LIBOR
                                   Certificates" and "Principal Distributions on the LIBOR Certificates" above.

Extra Principal Distribution       As of any  Distribution  Date,  the lesser of
Amount:                            (x) the Total Monthly Excess Spread for that
                                   Distribution Date and (y) the Subordination
                                   Deficiency, if any, for that Distribution
                                   Date.

--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       June 6, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR4
--------------------------------------------------------------------------------

Summary of Terms (cont'd)

Total Monthly Excess Spread:       As to any Distribution Date equals the
                                   excess, if any, of (x) the interest on the mortgage loans received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related
                                   Servicer Remittance Date, net of the
                                   servicing fee and the trustee fee, over (y) the sum of the amount paid as interest to the Certificates at their respective Pass-Through
                                   Rates and any Net Swap Payment and Swap
                                   Termination Payment (other than a Defaulted
                                   Swap Termination Payment) payable to the Swap
                                   Provider from available funds.

Subordinated Amount:               With respect to any Distribution Date, the
                                   excess, if any, of (a) the aggregate Stated
                                   Principal Balance of the mortgage loans for that Distribution Date (after taking into account principal received on the mortgage loans that is distributed on that Distribution Date) over (b) the aggregate
                                   Class Certificate Balance of the LIBOR
                                   Certificates as of that date (after taking into account principal received on the mortgage loans that is distributed on that Distribution Date).

Specified Subordinated Amount:     Prior to the Stepdown Date, an amount equal
                                   to 5.85% of the aggregate Stated Principal
                                   Balance of the mortgage loans as of the
                                   Cut-off Date. On and after the Stepdown Date, an amount equal to 11.70% of the aggregate
                                   Stated Principal Balance of the mortgage loans for that Distribution Date (after taking into account principal received on the mortgage loans that is distributed on that Distribution Date), subject to a minimum amount equal to 0.50% of the aggregate Stated
                                   Principal Balance of the mortgage loans as of the Cut-off Date; provided, however, that if, on any Distribution Date, a Trigger Event exists, the Specified Subordinated Amount will not be reduced to the applicable percentage of the then Stated Principal
                                   Balance of the mortgage loans but instead remain the same as the prior period's
                                   Specified Subordinated Amount until the
                                   Distribution Date on which a Trigger Event no longer exists. When the Class Certificate
                                   Balance of each class of LIBOR Certificates has been reduced to zero, the Specified
                                   Subordinated Amount will thereafter equal zero.

Excess Subordinated Amount:        With respect to any Distribution Date, the
                                   excess, if any, of (a) the Subordinated
                                   Amount on that Distribution Date over (b) the Specified Subordinated Amount.

Subordination Deficiency:          With respect to any Distribution Date, the
                                   excess, if any, of (a) the Specified
                                   Subordinated Amount for that Distribution
                                   Date over (b) the Subordinated Amount for that Distribution Date.

Principal Remittance Amount:       With respect to any Distribution Date, to the
                                   extent of funds available as described in the prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due
                                   Period: (i) each scheduled payment of
                                   principal on a mortgage loan due during the related Due Period and received by the Servicer on or prior to the related determination date or advanced by the Servicer for the related Servicer remittance date; (ii) all full and partial principal prepayments on mortgage loans received during the related Prepayment Period; (iii) all net liquidation proceeds, condemnation proceeds, insurance proceeds and subsequent recoveries received on the mortgage loans and allocable to principal; (iv) the portion of the purchase price allocable to principal with respect to each deleted mortgage loan that was repurchased during the period from the prior Distribution Date through the business day prior to the current Distribution Date;
                                   (v) the Substitution Adjustment Amounts
                                   received in connection with the substitution of any mortgage loan as of that Distribution
                                   Date; and (vi) the allocable portion of the proceeds received with respect to the Optional Clean-up Call (to the extent they relate to principal).

--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       June 6, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR4
--------------------------------------------------------------------------------

Summary of Terms (cont'd)

Class A Principal Allocation       For any Distribution Date is the percentage
Percentage:                        equivalent of a fraction,  determined as
                                   follows:

                                   (1)   with respect to the Class A-1
                                         certificates, a fraction, the numerator
                                         of which is the portion of the
                                         Principal Remittance Amount for that
                                         Distribution Date that is attributable
                                         to the principal received or advanced
                                         on the Group I Mortgage Loans and the
                                         denominator of which is the Principal
                                         Remittance Amount for that Distribution
                                         Date; and

                                   (2)   with respect to the Class A-2
                                         Certificates, a fraction, the numerator
                                         of which is the portion of the
                                         Principal Remittance Amount for that
                                         Distribution Date that is attributable
                                         to the principal received or advanced
                                         on the Group II Mortgage Loans and the
                                         denominator of which is the Principal
                                         Remittance Amount for that Distribution
                                         Date.

Class A Principal Distribution     For any  Distribution  Date is the excess of
Amount:                            (a) the aggregate Class  Certificate Balance
                                   of the Class A Certificates immediately prior to that Distribution Date over (b) the lesser of (x) approximately 44.80% of the aggregate
                                   Stated Principal Balance of the mortgage loans for that Distribution Date and (y) the excess, if any, of the aggregate Stated
                                   Principal Balance of the mortgage loans for that Distribution Date over approximately
                                   $5,020,175.

Class M-1 Principal                With  respect  to any  Distribution  Date is
Distribution Amount:               the excess of (i) the sum of (a) the
                                   aggregate Class Certificate Balances of the Class A Certificates (after taking into account distribution of the Class A Principal
                                   Distribution Amount on that Distribution
                                   Date) and (b) the Class Certificate Balance of the Class M-1 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) approximately 53.60% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and
                                   (b) the excess, if any, of the aggregate
                                   Stated Principal Balance of the mortgage loans for that Distribution Date over approximately $5,020,175.

Class M-2 Principal                With  respect  to any  Distribution  Date is
Distribution Amount:               the excess of (i) the sum of (a) the
                                   aggregate Class Certificate Balances of the Class A Certificates (after taking into account distribution of the Class A Principal
                                   Distribution Amount on that Distribution
                                   Date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1
                                   Principal Distribution Amount on that
                                   Distribution Date) and (c) the Class
                                   Certificate Balance of the Class M-2
                                   certificates immediately prior to that
                                   Distribution Date over (ii) the lesser of (a) approximately 61.60% of the aggregate Stated
                                   Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal
                                   Balance of the mortgage loans for that
                                   Distribution Date over approximately
                                   $5,020,175.

Class M-3 Principal                With  respect  to any  Distribution  Date is
Distribution Amount:               the excess of (i) the sum of (a) the
                                   aggregate Class Certificate Balances of the Class A Certificates (after taking into account distribution of the Class A Principal
                                   Distribution Amount on that Distribution
                                   Date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1
                                   Principal Distribution Amount on that
                                   Distribution Date), (c) the Class Certificate
                                   Balance of the Class M-2 certificates (after taking into account distribution of the Class
                                   M-2 Principal Distribution Amount on that
                                   Distribution Date) and (d) the Class
                                   Certificate Balance of the Class M-3
                                   certificates immediately prior to that
                                   Distribution Date over (ii) the lesser of (a) approximately 66.60% of the aggregate Stated
                                   Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal
                                   Balance of the mortgage loans for that
                                   Distribution Date over approximately
                                   $5,020,175.

--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       June 6, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR4
--------------------------------------------------------------------------------

Summary of Terms (cont'd)

Class M-4 Principal                With  respect  to any  Distribution  Date is
Distribution Amount:               the excess of (i) the sum of (a) the
                                   aggregate Class Certificate Balances of the Class A Certificates (after taking into account distribution of the Class A Principal
                                   Distribution Amount on that Distribution
                                   Date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1
                                   Principal Distribution Amount on that
                                   Distribution Date), (c) the Class Certificate
                                   Balance of the Class M-2 certificates (after taking into account distribution of the Class
                                   M-2 Principal Distribution Amount on that
                                   Distribution Date), (d) the Class Certificate
                                   Balance of the Class M-3 certificates (after taking into account distribution of the Class
                                   M-3 Principal Distribution Amount on that
                                   Distribution Date) and (e) the Class
                                   Certificate Balance of the Class M-4
                                   certificates immediately prior to that
                                   Distribution Date over (ii) the lesser of (a) approximately 71.00% of the aggregate Stated
                                   Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal
                                   Balance of the mortgage loans for that
                                   Distribution Date over approximately
                                   $5,020,175.

Class M-5 Principal                With  respect  to any  Distribution  Date is
Distribution Amount:               the excess of (i) the sum of (a) the
                                   aggregate Class Certificate Balances of the Class A Certificates (after taking into account distribution of the Class A Principal
                                   Distribution Amount on that Distribution
                                   Date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1
                                   Principal Distribution Amount on that
                                   Distribution Date), (c) the Class Certificate
                                   Balance of the Class M-2 certificates (after taking into account distribution of the Class
                                   M-2 Principal Distribution Amount on that
                                   Distribution Date), (d) the Class Certificate
                                   Balance of the Class M-3 certificates (after taking into account distribution of the Class
                                   M-3 Principal Distribution Amount on that
                                   Distribution Date), (e) the Class Certificate
                                   Balance of the Class M-4 certificates (after taking into account distribution of the Class
                                   M-4 Principal Distribution Amount on that
                                   Distribution Date) and (f) the Class
                                   Certificate Balance of the Class M-5
                                   certificates immediately prior to that
                                   Distribution Date over (ii) the lesser of (a) approximately 75.30% of the aggregate Stated
                                   Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal
                                   Balance of the mortgage loans for that
                                   Distribution Date over approximately
                                   $5,020,175.

Class M-6 Principal                With  respect  to any  Distribution  Date is
Distribution Amount:               the excess of (i) the sum of (a) the
                                   aggregate Class Certificate Balances of the Class A Certificates (after taking into account distribution of the Class A Principal
                                   Distribution Amount on that Distribution
                                   Date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1
                                   Principal Distribution Amount on that
                                   Distribution Date), (c) the Class Certificate
                                   Balance of the Class M-2 certificates (after taking into account distribution of the Class
                                   M-2 Principal Distribution Amount on that
                                   Distribution Date), (d) the Class Certificate
                                   Balance of the Class M-3 certificates (after taking into account distribution of the Class
                                   M-3 Principal Distribution Amount on that
                                   Distribution Date), (e) the Class Certificate
                                   Balance of the Class M-4 certificates (after taking into account distribution of the Class
                                   M-4 Principal Distribution Amount on that
                                   Distribution Date), (f) the Class Certificate
                                   Balance of the Class M-5 certificates (after taking into account distribution of the Class
                                   M-5 Principal Distribution Amount on that
                                   Distribution Date) and (g) the Class
                                   Certificate Balance of the Class M-6
                                   certificates immediately prior to that
                                   Distribution Date over (ii) the lesser of (a) approximately 78.80% of the aggregate Stated
                                   Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal
                                   Balance of the mortgage loans for that
                                   Distribution Date over approximately
                                   $5,020,175.

--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       June 6, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR4
--------------------------------------------------------------------------------

Summary of Terms (cont'd)

Class B-1 Principal                With  respect  to any  Distribution  Date is
Distribution Amount:               the excess of (i) the sum of (a) the
                                   aggregate Class Certificate Balances of the Class A Certificates (after taking into account distribution of the Class A Principal
                                   Distribution Amount on that Distribution
                                   Date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1
                                   Principal Distribution Amount on that
                                   Distribution Date), (c) the Class Certificate
                                   Balance of the Class M-2 certificates (after taking into account distribution of the Class
                                   M-2 Principal Distribution Amount on that
                                   Distribution Date), (d) the Class Certificate
                                   Balance of the Class M-3 certificates (after taking into account distribution of the Class
                                   M-3 Principal Distribution Amount on that
                                   Distribution Date), (e) the Class Certificate
                                   Balance of the Class M-4 certificates (after taking into account distribution of the Class
                                   M-4 Principal Distribution Amount on that
                                   Distribution Date), (f) the Class Certificate
                                   Balance of the Class M-5 certificates (after taking into account distribution of the Class
                                   M-5 Principal Distribution Amount on that
                                   Distribution Date), (g) the Class Certificate
                                   Balance of the Class M-6 certificates (after taking into account distribution of the Class
                                   M-6 Principal Distribution Amount on that
                                   Distribution Date) and (h) the Class
                                   Certificate Balance of the Class B-1
                                   certificates immediately prior to that
                                   Distribution Date over (ii) the lesser of (a) approximately 82.20% of the aggregate Stated
                                   Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal
                                   Balance of the mortgage loans for that
                                   Distribution Date over approximately
                                   $5,020,175.

Class B-2 Principal                With  respect  to any  Distribution  Date is
Distribution Amount:               the excess of (i) the sum of (a) the
                                   aggregate Class Certificate Balances of the Class A Certificates (after taking into account distribution of the Class A Principal
                                   Distribution Amount on that Distribution
                                   Date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1
                                   Principal Distribution Amount on that
                                   Distribution Date), (c) the Class Certificate
                                   Balance of the Class M-2 certificates (after taking into account distribution of the Class
                                   M-2 Principal Distribution Amount on that
                                   Distribution Date), (d) the Class Certificate
                                   Balance of the Class M-3 certificates (after taking into account distribution of the Class
                                   M-3 Principal Distribution Amount on that
                                   Distribution Date), (e) the Class Certificate
                                   Balance of the Class M-4 certificates (after taking into account distribution of the Class
                                   M-4 Principal Distribution Amount on that
                                   Distribution Date), (f) the Class Certificate
                                   Balance of the Class M-5 certificates (after taking into account distribution of the Class
                                   M-5 Principal Distribution Amount on that
                                   Distribution Date), (g) the Class Certificate
                                   Balance of the Class M-6 certificates (after taking into account distribution of the Class
                                   M-6 Principal Distribution Amount on that
                                   Distribution Date), (h) the Class Certificate
                                   Balance of the Class B-1 certificates (after taking into account distribution of the Class
                                   B-1 Principal Distribution Amount on that
                                   Distribution Date) and (i) the Class
                                   Certificate Balance of the Class B-2
                                   certificates immediately prior to that
                                   Distribution Date over (ii) the lesser of (a) approximately 85.20% of the aggregate Stated
                                   Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal
                                   Balance of the mortgage loans for that
                                   Distribution Date over approximately
                                   $5,020,175.

--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       June 6, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR4
--------------------------------------------------------------------------------

Summary of Terms (cont'd)

Class B-3 Principal                With  respect  to any  Distribution  Date is
Distribution Amount:               the excess of (i) the sum of (a) the
                                   aggregate Class Certificate Balances of the Class A Certificates (after taking into account distribution of the Class A Principal
                                   Distribution Amount on that Distribution
                                   Date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1
                                   Principal Distribution Amount on that
                                   Distribution Date), (c) the Class Certificate
                                   Balance of the Class M-2 certificates (after taking into account distribution of the Class
                                   M-2 Principal Distribution Amount on that
                                   Distribution Date), (d) the Class Certificate
                                   Balance of the Class M-3 certificates (after taking into account distribution of the Class
                                   M-3 Principal Distribution Amount on that
                                   Distribution Date), (e) the Class Certificate
                                   Balance of the Class M-4 certificates (after taking into account distribution of the Class
                                   M-4 Principal Distribution Amount on that
                                   Distribution Date), (f) the Class Certificate
                                   Balance of the Class M-5 certificates (after taking into account distribution of the Class
                                   M-5 Principal Distribution Amount on that
                                   Distribution Date), (g) the Class Certificate
                                   Balance of the Class M-6 certificates (after taking into account distribution of the Class
                                   M-6 Principal Distribution Amount on that
                                   Distribution Date), (h) the Class Certificate
                                   Balance of the Class B-1 certificates (after taking into account distribution of the Class
                                   B-1 Principal Distribution Amount on that
                                   Distribution Date), (i) the Class Certificate
                                   Balance of the Class B-2 certificates (after taking into account distribution of the Class
                                   B-2 Principal Distribution Amount on that
                                   Distribution Date) and (j) the Class
                                   Certificate Balance of the Class B-3
                                   certificates immediately prior to that
                                   Distribution Date over (ii) the lesser of (a) approximately 88.30% of the aggregate Stated
                                   Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal
                                   Balance of the mortgage loans for that
                                   Distribution Date over approximately
                                   $5,020,175.

--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       June 6, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR4
--------------------------------------------------------------------------------

                             Swap Agreement Schedule

Distribution Period   Distribution Date   Swap Notional Schedule ($)  Rate(%)
-------------------   -----------------   --------------------------  ----------
                  1   June 2007                       936,911,815.44  [5.26000]%
                  2   July 2007                       914,525,825.58  [5.25440]%
                  3   August 2007                     891,425,705.52  [5.24870]%
                  4   September 2007                  867,672,618.89  [5.24310]%
                  5   October 2007                    843,329,979.30  [5.23740]%
                  6   November 2007                   818,462,957.88  [5.23180]%
                  7   December 2007                   793,138,561.24  [5.22610]%
                  8   January 2008                    767,078,877.93  [5.22050]%
                  9   February 2008                   740,712,417.49  [5.21480]%
                 10   March 2008                      714,109,669.11  [5.20920]%
                 11   April 2008                      687,360,730.50  [5.20350]%
                 12   May 2008                        660,600,684.21  [5.19790]%
                 13   June 2008                       634,680,278.37  [5.19220]%
                 14   July 2008                       609,779,353.15  [5.18660]%
                 15   August 2008                     585,861,772.31  [5.18090]%
                 16   September 2008                  562,879,960.67  [5.17530]%
                 17   October 2008                    540,771,945.02  [5.16960]%
                 18   November 2008                   519,523,155.52  [5.16400]%
                 19   December 2008                   499,047,628.14  [5.15840]%
                 20   January 2009                    478,051,823.34  [5.15270]%
                 21   February 2009                   443,155,453.73  [5.14710]%
                 22   March 2009                      407,369,820.23  [5.14140]%
                 23   April 2009                      374,607,780.55  [5.13580]%
                 24   May 2009                        344,671,150.18  [5.13010]%
                 25   June 2009                       317,352,546.82  [5.12450]%
                 26   July 2009                       293,222,570.65  [5.11880]%
                 27   August 2009                     272,002,285.23  [5.11320]%
                 28   September 2009                  253,238,668.98  [5.10750]%
                 29   October 2009                    236,552,572.83  [5.10190]%
                 30   November 2009                   221,638,015.80  [5.09620]%
                 31   December 2009                   208,244,738.23  [5.09060]%
                 32   January 2010                    196,165,088.88  [5.08490]%
                 33   February 2010                   185,226,042.55  [5.07930]%
                 34   March 2010                      175,277,156.47  [5.07360]%
                 35   April 2010                      166,192,736.08  [5.06800]%
                 36   May 2010                        157,872,655.89  [5.06240]%
                 37   June 2010                       150,218,829.84  [5.05670]%
                 38   July 2010                       142,958,592.57  [5.05110]%
                 39   August 2010                     136,015,421.65  [5.04540]%
                 40   September 2010                  129,374,592.66  [5.03980]%
                 41   October 2010                    123,022,396.86  [5.03410]%
                 42   November 2010                   116,946,031.92  [5.02850]%
                 43   December 2010                   111,133,357.92  [5.02280]%
                 44   January 2011                    105,850,013.27  [5.01720]%
                 45   February 2011                   100,795,383.19  [5.01150]%
                 46   March 2011                       95,959,385.93  [5.00590]%
                 47   April 2011                       91,332,477.07  [5.00020]%
                 48   May 2011                         86,905,511.43  [4.99460]%
                 49   June 2011                        82,669,733.73  [4.98890]%
                 50   July 2011                        78,616,778.08  [4.98330]%
                 51   August 2011                      74,738,652.26  [4.97760]%
                 52   September 2011                   71,027,889.08  [4.97200]%
                 53   October 2011                     67,477,036.34  [4.96640]%
                 54   November 2011                    64,079,071.15  [4.96070]%
                 55   December 2011                    60,827,314.94  [4.95510]%
                 56   January 2012                     57,923,315.52  [4.94940]%
                 57   February 2012                    55,143,497.74  [4.94380]%
                 58   March 2012                       52,479,587.97  [4.93810]%

--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       June 6, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR4
--------------------------------------------------------------------------------

                      Interest Rate Cap Agreement Schedule

Distribution Period   Distribution Date   Cap Notional Amount ($)     Strike (%)
-------------------   -----------------   --------------------------  ----------
                  1   June 2007                                    -           -
                  2   July 2007                        19,211,467.65  [5.37000]%
                  3   August 2007                      22,899,055.01  [5.37000]%
                  4   September 2007                   26,615,708.85  [5.37000]%
                  5   October 2007                     30,340,502.27  [5.37000]%
                  6   November 2007                    34,052,148.24  [5.37000]%
                  7   December 2007                    37,729,064.18  [5.37000]%
                  8   January 2008                     41,324,424.44  [5.37000]%
                  9   February 2008                    44,839,470.98  [5.37000]%
                 10   March 2008                       48,252,745.30  [5.37000]%
                 11   April 2008                       51,539,817.07  [5.37000]%
                 12   May 2008                         54,669,674.52  [5.37000]%
                 13   June 2008                        57,496,140.95  [5.37000]%
                 14   July 2008                        59,999,868.23  [5.37000]%
                 15   August 2008                      62,199,478.32  [5.37000]%
                 16   September 2008                   64,115,169.06  [5.37000]%
                 17   October 2008                     65,769,096.26  [5.37000]%
                 18   November 2008                    67,172,335.33  [5.37000]%
                 19   December 2008                    68,350,334.02  [5.37000]%
                 20   January 2009                     69,427,158.20  [5.37000]%
                 21   February 2009                    72,971,745.68  [5.37000]%
                 22   March 2009                       76,145,028.19  [5.37000]%
                 23   April 2009                       78,212,174.46  [5.37000]%
                 24   May 2009                         79,308,166.20  [5.37000]%
                 25   June 2009                        79,563,853.61  [5.37000]%
                 26   July 2009                        78,984,823.45  [5.37000]%
                 27   August 2009                      77,763,317.69  [5.37000]%
                 28   September 2009                   76,097,072.56  [5.37000]%
                 29   October 2009                     74,128,937.94  [5.37000]%
                 30   November 2009                    71,966,020.43  [5.37000]%
                 31   December 2009                    69,688,201.36  [5.37000]%
                 32   January 2010                     67,354,601.40  [5.37000]%
                 33   February 2010                    65,009,247.35  [5.37000]%
                 34   March 2010                       62,684,315.95  [5.37000]%
                 35   April 2010                       60,400,326.85  [5.37000]%
                 36   May 2010                         58,175,698.64  [5.37000]%
                 37   June 2010                        65,829,524.69  [5.37000]%
                 38   July 2010                        67,777,212.29  [5.37000]%
                 39   August 2010                      62,476,396.30  [5.37000]%
                 40   September 2010                   57,137,165.55  [5.37000]%
                 41   October 2010                     51,529,472.05  [5.37000]%
                 42   November 2010                    45,653,368.48  [5.37000]%
                 43   December 2010                    39,516,680.08  [5.37000]%
                 44   January 2011                     32,853,711.60  [5.37000]%
                 45   February 2011                    25,965,121.53  [5.37000]%
                 46   March 2011                       18,862,233.50  [5.37000]%
                 47   April 2011                       11,555,940.81  [5.37000]%
                 48   May 2011                          4,056,553.10  [5.37000]%
                 49   June 2011                                    -  [0.00000]%

--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.